Exhibit 99.1

UniPixel Appoints Jalil Shaikh as COO

THE WOODLANDS, Texas — June 1, 2015 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen, flexible printed electronics and display markets, has appointed Jalil Shaikh as chief operating officer.

Shaikh brings to the position more than 25 years of executive management experience with several private and publicly traded technology companies in the touch sensor, semiconductor and software industry.

“Jalil’s extraordinary background and career achievements, which includes developing the touch sensor technology XSense® and commercializing it with Tier-1 PC OEM customers, made him the ideal candidate for the position,” said UniPixel’s president and CEO, Jeff Hawthorne. “Jalil’s senior level experience, particularly as a VP and GM of Atmel, will play an essential role as we continue to apply and integrate our manufacturing and material science technology with our recently acquired XSense touch sensor assets.”

Shaikh commented: “As we continue to meet key milestones and deliver one of the thinnest, lightest and fastest touch sensors to the market, we expect the integration that is currently underway of XSense with the UniPixel technologies will lower production costs and increase manufacturing capacity.”

As a VP and GM of Atmel, Shaikh launched the touch materials business unit focused on capacitive touch sensor technology using copper, designed as a superior alternative to ITO-based sensors. He assembled and led the team that brought the XSense touch technology from concept to revenue within 18 months. He was responsible for manufacturing the new metal mesh touch sensor, including setting up a fabrication facility in Colorado Springs. He also successfully marketed the technology by establishing partnerships around the world with major customers.

Prior to Atmel, Shaikh was the CEO and board member of Ranch Energy Systems, a privately held alternative energy company where he was responsible for strategy, sales and marketing, and establishing supply chain and sales channels.

Earlier in his career, he served as CEO and board member of Validity Sensors (sold to Synaptics), where he was responsible for the commercialization of the company's finger print reader technology. Prior to Validity Sensors, he served as a VP and GM at Broadcom. Leading up to its acquisition by Broadcom, he served as CEO of Zeevo, a provider of semiconductor and software solutions for Bluetooth® wireless headset products. Before Zeevo, he served as SVP of operations at Silicon Image and a director of operations at Trident Microsystems. Shaikh holds a Master of Science in Electrical Engineering from Rutgers University and an MBA from the University of Phoenix.

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) is developing Performance Engineered Films for the display and flexible electronics markets. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's roll-to-roll electronics manufacturing process prints fine line conductive elements on thin films. The company intends to market its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and intends to eventually expand its marketing to private label or Original Equipment Manufacturer (OEM) brands. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statement that the integration of XSense with the UniPixel technologies will lower production costs and increase manufacturing capacity. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the company’s Annual Report on Form 10-K for the year ended December 31, 2014. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com